News Release

Unisys

Media Contacts:

Guy Esnouf, 215-986-6583
Guy.Esnouf@unisys.com

Investor Contact:


Jacqueline Lewis, 215-986-5204
Jacqueline.Lewis@unisys.com

Jim Kerr, 215-986-5795
Jim.Kerr@unisys.com


UNISYS EXPECTS LOWER-THAN-ANTICIPATED RESULTS FOR THIRD QUARTER OF 2005

BLUE BELL, PA, OCTOBER 10, 2005 - Unisys Corporation (NYSE: UIS) said today that, based on preliminary results for the quarter, it expects to report a third-quarter 2005 loss of 7 - 9 cents per share, excluding pension expense. This range includes the previously announced 2-cent per share charge related to a cash tender offer for its 8 1/8% notes due 2006. This compares to the company's previous guidance of earnings per share, excluding pension expense and the charge related to the tender offer, of 4 - 6 cents per share.

On a U.S. GAAP basis, including pension expense and the cash tender offer charge, the third-quarter 2005 net loss is expected to be between 16 and 18 cents per share.

Revenue for the third quarter of 2005 is expected to be in the $1.37 - $1.39 billion range, a decrease of approximately 4 - 5% from the prior-year quarter. The company saw lower-than-expected results in both its services and technology businesses.

The third-quarter 2005 results are preliminary, subject to the completion of customary quarterly closing and review procedures.

"We are currently analyzing the reasons for the shortfall, and we will discuss these, as well as the actions we are taking to drive improved results, at the time of our quarterly earnings conference call," said Unisys President and CEO Joseph W. McGrath.

The company said it will release its third-quarter 2005 results on Tuesday, October 18 before the opening of trading on the New York Stock Exchange. Following the release on October 18, the company will hold a conference call with the financial community from 8:15 - 9:15 a.m. Eastern Time to discuss the results. The company will offer a live, listen-only Webcast of the conference call via a link on the Unisys Investor Web site at www.unisys.com/investor. A replay of the Webcast will be available on the Unisys Investor Web site shortly following the conference call.

FORWARD-LOOKING STATEMENTS
Any statements contained in this release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, any projections of earnings, revenues, contract values or other financial items; any statements of the company's plans, strategies or objectives for future operations; statements regarding future economic conditions or performance; and any statements of belief or expectation. All forward-looking statements rely on assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Risks and uncertainties that could affect the company's future results include general economic and business conditions; the effects of aggressive competition in the information services and technology markets on the company's revenues, pricing and margins and on the competitiveness of its product and services offerings; the level of demand for the company's products and services and the company's ability to anticipate and respond to changes in technology and customer preferences; the company's ability to grow outsourcing and infrastructure services and its ability to effectively and timely complete the related solutions implementations, client transitions to the new environment and work force and facilities rationalizations; the company's ability to effectively address its challenging outsourcing operations through negotiations or operationally and to fully recover the associated outsourcing assets; the company's ability to drive profitable growth in consulting and systems integration; the level of demand for the company's high-end enterprise servers; the company's ability to maintain tight cost controls; the risks of doing business internationally and the potential for infringement claims to be asserted against the company or its clients. Additional discussion of these and other factors that could affect Unisys future results is contained in its periodic filings with the Securities and Exchange Commission. Unisys assumes no obligation to update any forward-looking statements.

ABOUT UNISYS
Unisys is a worldwide information technology services and solutions company. Our people combine expertise in consulting, systems integration, outsourcing, infrastructure and server technology with precision thinking and relentless execution to help clients in more than 100 countries quickly and efficiently achieve competitive advantage. For more information, visit www.unisys.com.
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RELEASE NO.: 1010/8582
http://www.unisys.com/about__unisys/news_a_events/10108582.htm

Unisys is a registered trademark of Unisys Corporation. All other brands and products referenced herein are acknowledged to be trademarks or registered trademarks of their respective holders.